UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 26, 2008

ACUSPHERE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50405	04-3208947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Arsenal Street
Watertown, Massachusetts 02472

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code  (617) 648-8800

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01                                             Entry into a Material Definitive Agreement.

On June 26, 2008, Acusphere, Inc. (“Acusphere”) executed the Third Amendment (the “Amendment”) to the Collaboration, License and Supply Agreement dated July 6, 2004 with Nycomed Danmark APS (“Nycomed”), as amended, for the European development and marketing rights to Acusphere’s product candidate AI-700 or Imagify™ (the “Product”).  Pursuant to the Amendment, Nycomed shall reimburse Acusphere for expenses arising from and after June 1, 2008 and related to Acusphere’s qualification of its commercial manufacturing facility in Tewksbury, Massachusetts.  Such amounts shall not, in the aggregate, exceed $750,000 and are payable by Nycomed upon receipt of monthly invoices.  The Amendment further provides that $750,000 shall be credited against Nycomed’s initial purchases of the Product so that Nycomed shall only pay for Products delivered after such $750,000 has been fully credited.

The above summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibit
10.1	Third Amendment to the Collaboration, License and Supply Agreement dated July 6, 2004 between Acusphere and Nycomed Danmark APS*

* Filed herewith

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSPHERE, INC.

Dated: June 26, 2008	By:	/s/ Lawrence A. Gyenes
		Name:	Lawrence A. Gyenes
		Title:	Senior Vice President, Chief Financial
Officer and Secretary